UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2026

AST SpaceMobile, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39040	84-2027232
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Midland International Air & Space Port 2901 Enterprise Lane Midland, Texas	79706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 276-3966

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 20 and February 23, 2026, AST SpaceMobile, Inc. (the “Company”) completed the repurchase of approximately $46.5 million principal amount of its outstanding 4.25% convertible senior notes due 2032 (the “4.25% Convertible Notes”) and $250.0 million principal amount of its outstanding 2.375% convertible senior notes due 2032 (the “2.375% Convertible Notes” and together with the 4.25% Convertible Notes, the “Existing Notes”), respectively, in separate, privately negotiated repurchase transactions with a limited number of holders of the Existing Notes (the “Holders”) for an aggregate repurchase price in cash of approximately $180.5 million for the 4.25% Convertible Notes and approximately $433.7 million for the 2.375% Convertible Notes (collectively, the “Repurchases”), which includes accrued and unpaid interest on the repurchased 2.375% Convertible Notes but is net of accrued and unpaid interest from, and including, the settlement date of the relevant Repurchases to, but excluding, March 1, 2026 on the repurchased 4.25% Convertible Notes.

The Repurchases were funded, together with cash on hand, with the net proceeds from the Company’s previously announced concurrent registered direct offerings of (i) 1,862,741 shares of its Class A common stock (the “Class A Common Stock”) and (ii) 4,475,223 shares of Class A Common Stock (collectively, the “Shares”), in each case, at a price of $96.92 per share, which closed, respectively, on February 20 and February 23, 2026 (collectively, the “Equity Offerings”). In connection with the Equity Offerings, the Company entered into separate, privately negotiated share purchase agreements with the Holders.

The Equity Offerings were made pursuant to preliminary prospectus supplements, each dated February 11, 2026, and filed with the Securities and Exchange Commission (the “SEC”) on February 11, 2026, pricing term sheets, each dated February 11, 2026, and filed with the SEC as free writing prospectuses on February 12, 2026, final prospectus supplements, each dated February 11, 2026, and filed with the SEC on February 13, 2026, and the base prospectus, dated September 5, 2024, filed as part of the Company’s automatic shelf registration statement (File No. 333-281939) that became effective under the Securities Act of 1933, as amended (the “Securities Act”), when filed with the SEC on September 5, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AST SPACEMOBILE, INC.

Date:	February 23, 2026	By:	/s/ Andrew M. Johnson
Andrew M. Johnson
Executive Vice President, Chief Financial Officer and Chief Legal Officer